Exhibit 99.4

Dear A&B Tenant,

For more than 150 years, Alexander & Baldwin has grown alongside Hawai‘i, guided by the people and communities we serve. As our tenant, you play an important part of that journey, and we sincerely appreciate the trust you place in us every day.

Today, we are sharing some important news about A&B’s future. Our Board has unanimously agreed to be taken private by an investor group consisting of MW Group, Blackstone Real Estate, and DivcoWest. This step will strengthen A&B’s ability to invest in our properties and to continue supporting tenants and communities across Hawaiʻi.

Today’s announcement does not change your existing relationship with A&B. It remains business as usual. Your point of contact and property management team remain the same, and we do not expect any changes to existing leases or lease terms as a result of this transaction. The investor group is committed to maintaining our properties at high standards of quality for our tenants and community members, and intends to invest over $100 million across our portfolio to enhance our properties and reinforce their essential role in the communities we serve.

The investor group has expressed deep respect for A&B’s local identity and legacy, and they have the experience, commitment, and shared values needed to support our continued success as a private company. MW Group brings local insight rooted in island values, while Blackstone and DivcoWest add deep real estate expertise. Collectively, they view A&B as an opportunity to deepen their commitment to Hawai‘i.

A&B will continue to operate with the same name, brand, and Hawai‘i headquarters, and will continue to be led by a Hawai‘i-based team. This ensures continuity in how we serve you and helps keep our direction aligned with Hawai‘i’s values and priorities.

We are committed to transparent communication as there are updates to share. We expect the transaction to close in the first quarter of 2026, subject to customary closing conditions including approval by A&B shareholders. Until then, A&B will continue operating as a public, independent company.

Moving forward in partnership with investors who share our commitment to Hawai‘i, we look forward to continuing to support your business and the communities we serve.

If you have any questions, please reach out to your usual A&B property manager.

Mahalo for your continued partnership.

Lance Parker

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). The Company also may file other documents with the SEC regarding the transaction. This communication is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement and other documents that are filed or will be filed by the Company with the SEC (in each case when available) from the SEC’s website (www.sec.gov), or from the Company’s website (https://investors.alexanderbaldwin.com/sec-filings). Alternatively, these documents, when available, can be obtained for free upon written request to the Company at 822 Bishop Street, Honolulu, HI 96813.

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 11, 2025, and any subsequent documents filed with the SEC. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2025 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of the participants, and their respective direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the transaction when they become available. You may obtain free copies of these documents using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements, as defined in the U.S. federal securities laws, which involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date the statements were made and are neither statements of historical fact nor guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, (i) the risk that the merger may not be completed on the anticipated terms and timing, or at all, including the risk that the required approval of the Company’s shareholders may not be obtained or that the other conditions to completion of the merger may not be satisfied, (ii) potential litigation relating to the merger that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto, (iii) the risk that disruptions from the merger will harm the Company’s business, including current plans and operations, including during the pendency of the merger, (iv) the Company’s ability to retain and hire key personnel, (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vi) risks related to diverting management’s attention from ongoing business operations, (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance, (viii) certain restrictions under the merger Agreement that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (ix) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (x) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring the Company to pay a termination fee, (xi) prevailing market conditions and other factors related to the Company’s REIT status and the Company’s business, and (xii) the risk factors discussed in Part I, Item 1A of the Company’s most recent Form 10-K under the heading “Risk Factors,” Form 10-Q and other filings with the SEC (which are available via the SEC’s website at www.sec.gov). The information in this communication should be evaluated in light of these important risk factors. We do not undertake any obligation to update or review the Company’s forward-looking statements, except as required by law, whether as a result of new information, future developments or otherwise.